Exhibit 99.2

Energy Future Intermediate Holding Company and EFIH Finance Inc.

Announce

Private Placement of Senior Secured Second Lien Notes

DALLAS – January 31, 2012 –Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. (collectively, the “Issuers”), both wholly-owned subsidiaries of Energy Future Holdings Corp. (“EFH Corp.”), intend to commence a private offering of $400 million principal amount of Senior Secured Second Lien Notes due 2022. The Issuers intend to use the net proceeds from the offering to pay a dividend to EFH Corp., which will use the proceeds of the dividend to repay a portion of the demand notes payable by EFH Corp. to its wholly-owned subsidiary Texas Competitive Electric Holdings Company LLC (“TCEH”) that have arisen from cash loaned by TCEH to EFH Corp.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The securities to be offered have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The securities will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act. This notice is being issued pursuant to Rule 135c under the Securities Act.

* * *

About Energy Future Holdings

EFH Corp. is a Dallas-based holding company engaged in competitive and regulated energy market activities, primarily in Texas. Its portfolio of competitive businesses consists primarily of TXU Energy, a retail electricity provider with more than 1.8 million customers in Texas, and Luminant, which is engaged largely in power generation and related mining activities, wholesale power marketing and energy trading. Luminant has approximately 15,400 MW of generation in Texas, including 2,300 MW fueled by nuclear power and 8,000 MW fueled by coal. Luminant is also the largest purchaser of wind-generated electricity in Texas and fifth largest in the United States. EFH Corp.’s regulated operations consist of Oncor, which operates the largest electricity distribution and transmission system in Texas with more than three million delivery points and 118,000 miles of distribution and transmission lines. While EFH Corp. indirectly owns approximately 80 percent of Oncor, the management of Oncor reports to a separate board with a majority of directors that are independent from EFH Corp.

Forward Looking Statements

This press release contains forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this press release that address activities, events or developments that the Issuers expect or anticipate to occur in the future, including the use of the proceeds from the proposed offering, are forward-looking statements. Although the Issuers believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in the preliminary offering memorandum for the offering and Energy Future Intermediate Holdings Company LLC’s and Energy Future Holdings Corp.’s reports filed with the SEC (including the sections entitled “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein) that are incorporated by reference in such preliminary offering memorandum.

-END-

Investor Relations:		Corporate Communications:
Rima Hyder	Charles Norvell	Allan Koenig
214.812.5090	214-812-8062	214.812.8080

2